Exhibit 99.1

Disclosure to Stockholders

The following disclosure is an excerpt from the definitive proxy statement filed by Amerigroup with the SEC on August 30, 2012 summarizing, among other things, the ability of the board of directors of Amerigroup to receive inquiries and superior proposals pursuant to the terms of the Agreement and Plan of Merger, dated as of July 9, 2012, among WellPoint, Inc., WellPoint Merger Sub and Amerigroup (the “merger agreement”):

No Solicitation of Proposals for an Alternative Transaction; Changes in Board Recommendation

As of the date of the merger agreement, Amerigroup agreed to immediately cease all activities, discussions or negotiations with any parties that may have been ongoing prior to the date of the merger agreement with respect to an “alternative transaction” (as defined below).

Under the merger agreement, Amerigroup may not, may not permit its subsidiaries to, and may not authorize or permit any of its officers, directors, employees or any representatives acting on its behalf or on behalf of any of its subsidiaries to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal with respect to an alternative transaction or (ii) engage in any negotiations or discussions with any other person regarding any alternative transaction.

Notwithstanding the foregoing, prior to obtaining stockholder approval of the proposal to adopt the merger agreement, Amerigroup is permitted to, in response to bona fide written proposal or offer for an alternative transaction that is, or is reasonably likely to lead to, a “superior proposal” (as defined below), furnish information to a person making such proposal pursuant to a confidentiality agreement that is at least as restrictive to Amerigroup than those contained in Amerigroup’s confidentiality agreement with WellPoint, and engage in discussions or negotiations with such person regarding such proposal, if (in each case) the Amerigroup board of directors reasonably determines in good faith after consultation with its outside counsel that the failure to provide such information or engage in such negotiations or discussions is reasonably likely to be inconsistent with its fiduciary duties to the stockholders of Amerigroup under applicable law.

The merger agreement provides that, prior to obtaining stockholder approval of the proposal to adopt the merger agreement, the Amerigroup board of directors may, in response to a bona fide, unsolicited acquisition proposal effect a recommendation withdrawal and/or terminate the merger agreement if:

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the Amerigroup board of directors reasonably determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such proposal or offer for an alternative transaction constitutes a superior proposal;

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the Amerigroup board of directors reasonably determines in good faith, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary duties to the Amerigroup stockholders under applicable law;

•	the Amerigroup board of directors provides WellPoint three business days prior written notice of its intention to make a recommendation withdrawal or terminate the merger agreement;

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during the three business days following such written notice, or such shorter period as specified below, if requested by WellPoint, Amerigroup will have negotiated in good faith with WellPoint regarding any revisions to the terms of the merger agreement proposed in writing by WellPoint in response to the superior proposal; and

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after the three business day period described above (as extended, if applicable, as described below) the Amerigroup board of directors concludes in good faith after consultation with its outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of the merger agreement to which WellPoint has agreed in writing), that the proposal continues to be a superior proposal and that failure to make a recommendation withdrawal or terminate the merger agreement would be reasonably likely to be inconsistent with its fiduciary duties to Amerigroup stockholders under applicable law.

Under the merger agreement, any material amendment to the terms of any superior proposal will be deemed to be a new proposal for purposes of the foregoing, except that if Amerigroup seeks to make a recommendation withdrawal as provided above, the notice period and the period during which Amerigroup and its representatives are required, if requested by WellPoint, to negotiate with WellPoint regarding any revisions to the terms of the merger agreement proposed in writing by WellPoint in response to such new proposal will expire on the later of (x) two business days after Amerigroup provides written notice of such new proposal to WellPoint and (y) the end of the original three business day period described above.

In addition to the foregoing, the Amerigroup board of directors is not prohibited or restricted from effecting a recommendation withdrawal based on events, developments or occurrences that arise after July 9, 2012 not known to the board prior to such date (or if known, the consequences of which were not known or reasonably forseeable), in each case other than involving or relating to a proposal for an alternative transaction, if the Amerigroup board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary duties to the Amerigroup stockholders under applicable law, provided that:

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Amerigroup promptly notifies WellPoint in writing of its intention to take such action, which notice must include a description in reasonable detail of the nature of such event, development or occurrence prompting the recommendation withdrawal; and

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during the three business days following such notice, Amerigroup negotiates in good faith with WellPoint regarding any revisions to the terms of the merger agreement proposed in writing by WellPoint in response to such event, development or occurrence; and

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after the three business day period described above, the Amerigroup board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary duties to the Amerigroup stockholders under applicable law.

If the Amerigroup board of directors effects a recommendation withdrawal under the merger agreement, WellPoint may either terminate the merger agreement and receive the termination fee as more fully described below.

For the purposes of the merger agreement, the term “alternative transaction” is defined as (i) any tender or exchange offer, direct or indirect merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Amerigroup or any of its subsidiaries in one transaction or a series of related transactions (a “business combination transaction”) with any person other than WellPoint, Merger Sub or any of their affiliates (a “third party”) or (ii) the acquisition by a third party of 15% or more of the outstanding shares of Amerigroup common stock, or of 15% of more of the assets or operations of Amerigroup and its subsidiaries, taken as a whole, in a single transaction or series of related transactions.

For the purposes of the merger agreement, the term “superior proposal” is defined as a bona fide unsolicited written proposal made by a third party (i) which is for a business combination transaction involving, or any purchase or acquisition of, (A) more than 50% of the voting power of Amerigroup’s capital stock or (B) all or substantially all of the consolidated assets or operations of Amerigroup and its Subsidiaries and (ii) which is otherwise on terms which the Amerigroup board of directors reasonably determines in good faith (after consultation with its outside legal counsel and financial advisors) and, considering all relevant factors as the Amerigroup board of directors considers to be appropriate (including, but not limited to, the timing, ability to finance, financial and regulatory aspects and likelihood of consummation of such proposal and any amendments to the merger agreement proposed in writing by, and binding upon, WellPoint which is received prior to the board’s determination that a superior proposal exists), is more favorable from a financial point of view (taking into account the foregoing factors) to the Amerigroup stockholders than the merger and the other transactions contemplated hereby, and which the board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the board.

For the purposes of the merger agreement, the term “recommendation withdrawal” is defined as (i) withholding, withdrawing, amending or modifying (or publicly proposing to or publicly stating intent to withhold, withdraw, amend or modify) in any manner adverse to WellPoint the recommendation of the Amerigroup board of directors that Amerigroup stockholders adopt the merger agreement (with a neutral position or taking no position being considered a modification in an manner adverse to WellPoint), (ii) failing to include in this proxy statement the recommendation of the Amerigroup board of directors that Amerigroup stockholders adopt the merger agreement or (iii) approving, adopting, recommending or publicly proposing to approve, adopt or recommend, any proposal or offer for an alternative transaction.